UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 10, 2019

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On July 10, 2019, the Board of Directors (the “Board”) of EQT Corporation (the “Company”) appointed Toby Z. Rice as the President and Chief Executive Officer of the Company. Mr. Rice will receive an annual salary of $1.00 for the first 12 months of his employment as President and Chief Executive Officer. The Board will determine the other terms and conditions of Mr. Rice’s employment at a later date.

Mr. Rice, age 37, has served as a Partner at Rice Investment Group, a multi-strategy fund investing in all verticals of the oil and gas sector (“Rice Investment”), since May 2018. Prior to that, Mr. Rice served as President, Chief Operating Officer and a member of the Board of Directors of Rice Energy Inc. (“Rice Energy”) from October 2013 until its acquisition by the Company in November 2017. Mr. Rice had served in a number of positions with Rice Energy, its affiliates and predecessor entities since February 2007, including President and Chief Executive Officer of a predecessor entity from February 2008 through September 2013. Mr. Rice is the brother of Daniel J. Rice IV, a member of the Board.

Also on July 10, 2019, the Board appointed William E. Jordan as the Executive Vice President and General Counsel of the Company. Mr. Jordan, age 39, has served as an advisor to Rice Investment since May 2018. Prior to that, Mr. Jordan served as the Senior Vice President, General Counsel and Corporate Secretary of Rice Energy from February 2015 until November 2017 and as the Vice President, General Counsel and Corporate Secretary of Rice Energy from January 2014 until February 2015. Mr. Jordan also served as the Senior Vice President, General Counsel and Corporate Secretary of Rice Midstream Partners LP until November 2017. From September 2005 through December 2013, Mr. Jordan practiced corporate law at Vinson & Elkins L.L.P., representing public and private companies in capital markets offerings and mergers and acquisitions, primarily in the oil and natural gas industry. He is a graduate of Davidson College with a BA in Mathematics and a graduate of the Duke University School of Law with a JD degree.

Departure of Certain Officers

On July 10, 2019, in connection with the appointment of Mr. Rice as the Company’s President and Chief Executive Officer, the Board took action to terminate the employment of Robert McNally as the President and Chief Executive Officer of the Company. Also on July 10, 2019, in connection with the appointment of Mr. Jordan as the Company’s Executive Vice President and General Counsel, the Board took action to terminate the employment of Jonathan Lushko as the General Counsel and Senior Vice President, Government Affairs of the Company.

As previously disclosed, including in Exhibits 10.13(a)-(b) and 10.17 to the Company’s Annual Report on Form 10-K filed on February 14, 2019, both Mr. McNally and Mr. Lushko are party to Confidentiality, Non-Solicitation and Non-Competition Agreements (the “Restrictive Covenant Agreements”) that provide Messrs. McNally and Lushko with the opportunity to receive certain payments and benefits following a termination of employment by the Company. Subject to Messrs. McNally’s and Lushko’s satisfaction of the terms and conditions contained within the Restrictive Covenant Agreements, including their continued compliance with restrictive covenants in favor of the Company and their execution of a release of claims in a form acceptable to the Company, Messrs. McNally and Lushko will receive the severance payments, equity acceleration and benefits set forth in the Restrictive Covenant Agreements in the event of a termination by the Company without “Cause” (as defined therein).

2019 Long-Term Incentive Plan

At the Company’s 2019 annual meeting of shareholders held on July 10, 2019 (the “Annual Meeting”), shareholders of the Company approved the Company’s 2019 Long-Term Incentive Plan (the “2019 LTIP”). The 2019 LTIP is a long-term incentive plan pursuant to which awards may be granted to employees, including executive officers, and non-employee directors of the Company and its affiliates, including options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other awards. The 2019 LTIP was adopted principally to serve as a successor plan to the Company’s 2014 Long-Term Incentive Plan, and to increase the number of shares of Company common stock reserved for equity-based awards by 16,000,000 shares. No awards may be granted under the 2019 LTIP after EQT’s annual meeting of shareholders in 2029. As of the date hereof, there have been no awards made under the 2019 LTIP. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the 2019 LTIP subsequent to the Annual Meeting because the grant and payment of such awards will be subject to the discretion of the Management Development and Compensation Committee of the Board. The summary of the 2019 LTIP is qualified in its entirety by reference to the full text of the 2019 LTIP, which is filed as Appendix E to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 22, 2019 (the “Company’s Proxy Statement”) and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on July 10, 2019, the Company’s shareholders considered the following four proposals, each of which is described in more detail in the Company’s Proxy Statement:

1.              Proposal 1: to elect 12 individuals to the Board to serve a one-year term expiring at the 2020 annual meeting of shareholders;

2.              Proposal 2: to approve a non-binding resolution regarding the compensation of the Company’s named executive officers for 2018;

3.              Proposal 3: to approve the 2019 LTIP; and

4.              Proposal 4: to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019.

On July 10, 2019, the independent inspector of elections for the Annual Meeting delivered its certified tabulation of voting results for each of the matters submitted to a vote at the Annual Meeting. The results were as set forth below.

Proposal 1: Election of 12 Directors

As disclosed in the Company’s Proxy Statement, in total, there were 18 director nominees, seven of whom were nominated by Toby Z. Rice and the other participants named in the proxy statement filed on May 20, 2019 (the “Rice Group,” and the Rice Group’s nominees, the “Rice Group Nominees”), including Daniel J. Rice IV, who was nominated by both the Board and the Rice Group, and five of whom were nominated by the Board and recommended by the Rice Group (such nominees, the “Rice Group Supported Company Nominees”). The Rice Group Nominees and the Rice Group Supported Company Nominees were the 12 director nominees who received the highest number of “FOR” votes and have been elected to serve as directors of the Company for one-year terms expiring at the Company’s 2020 annual meeting of shareholders.

	Shares For	% Cast For	Shares Withheld	% Cast Withheld	Broker Non-Votes
Company Nominees:
Christina A. Cassotis	19,647,379	10.30%	171,151,716	89.70%	—
William M. Lambert	44,583,645	23.37%	146,203,063	76.63%	—
Gerald F. MacCleary	19,668,429	10.31%	171,137,370	89.69%	—
Robert J. McNally	45,539,650	23.88%	145,138,189	76.12%	—
Valerie A. Mitchell	20,331,636	10.65%	170,574,829	89.35%	—
Christine J. Toretti	46,193,263	24.01%	146,202,827	75.99%	—
Rice Group Supported Company Nominees:
Philip G. Behrman, Ph.D.	217,977,949	97.31%	6,033,915	2.69%	—
Janet L. Carrig	222,199,649	99.09%	2,041,706	0.91%	—
James T. McManus II	222,204,538	99.08%	2,057,298	0.92%	—
Anita M. Powers	216,532,108	97.30%	6,005,099	2.70%	—
Daniel J. Rice IV	223,959,896	99.52%	1,087,009	0.48%	—
Stephen A. Thorington	217,878,989	97.32%	6,006,579	2.68%	—
Rice Group Nominees:
Lydia I. Beebe	181,403,545	81.77%	40,451,926	18.23%	—
Lee M. Canaan	206,249,986	93.00%	15,527,481	7.00%	—
Dr. Kathryn J. Jackson	206,286,420	93.01%	15,499,153	6.99%	—
John F. McCartney	181,286,032	81.76%	40,438,544	18.24%	—
Toby Z. Rice	179,472,887	81.02%	42,034,239	18.98%	—
Hallie A. Vanderhider	206,401,903	93.06%	15,396,838	6.94%	—

Proposal 2: Approval of a Non-Binding Resolution Regarding the Compensation of the Company’s Named Executive Officers

The shareholders approved a non-binding resolution regarding the compensation of the Company’s named executive officers for 2018, with votes as follows:

Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
163,553,559	72.14%	61,407,628	27.09%	1,741,406	—

Proposal 3: Approval of the 2019 LTIP

The shareholders approved the 2019 LTIP, with votes as follows:

Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
212,012,406	93.52%	13,617,265	6.01%	1,072,931	—

Proposal 4: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019 was ratified by the shareholders, with votes as follows:

Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
222,714,936	98.24%	3,074,768	1.36%	912,902	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: July 10, 2019	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President and General Counsel